Exhibit 99.1

February 18, 2011

NEWS RELEASE

US GOLD ANNOUNCES PRICING OF COMMON STOCK OFFERING

(all currency denominated in US dollars)

TORONTO, ONTARIO (February 18, 2011) US GOLD CORPORATION (NYSE: UXG) (TSX: UXG) (the “Company” or “US Gold”), an exploration company focused on gold and silver in the United States and Mexico, announced today the pricing of its previously announced underwritten offering in the United States and Canada of 15 million shares of common stock at a price to the public of $6.50 per share (the “Offering Price”) for aggregate proceeds of US$97.5 million (the “Offering”).  The Company has also granted the underwriters an option to purchase up to 2.25 million additional share of Common Stock at the Offering Price within 30 days following the closing of the Offering to cover over-allotments, if any.

Robert R. McEwen, the Company’s Chairman and CEO, purchased 3,050,000 shares representing approximately US$20 million.  The underwriters will not receive a discount or commissions on shares purchased by Mr. McEwen.

Proceeds to the Company from the Offering, net of commissions and expenses, are expected to be approximately US$91.6 million (assuming the underwriters’ over-allotment option is not exercised). The offering is expected to close on February 24, 2011.

US Gold intends to use the net proceeds from the Offering to complete feasibility study work and acquire long lead-time capital items for the El Gallo Project in Mexico, complete pre-feasibility and feasibility work at the Gold Bar Project in Nevada, continue ongoing aggressive exploration programs in Mexico and Nevada and for general corporate purposes.

Dahlman Rose & Company, LLC and GMP Securities L.P. are acting as joint book-runners for the Offering and Scotia Capital Inc. and Stifel Nicolaus and Co. are acting as co-managers for the Offering.

The offering is being made by way of a registration statement, which has been declared effective by the SEC, a base shelf prospectus and a prospectus supplement each of which has been filed with the SEC and each of the Provincial securities regulatory authorities in Canada, other than Quebec. A copy of the preliminary prospectus supplement incorporating the base shelf prospectus relating to the offering may be obtained by contacting the underwriters (as the addresses below), by accessing the SEC website, www.sec.gov, or by accessing the website maintained by the Canadian securities regulatory authorities, SEDAR, at www.sedar.com.

In the United States from:

Dahlman Rose & Company, LLC
Attn: Prospectus Dept.
1301 Avenue of the Americas, 44th Floor
New York, NY 10019
Phone: 212-702-4521
Fax: 212-920-2952
Email: ECM@dahlmanrose.com

GMP Securities L.P.

Attn: New Issues Department
145 King Street West, Suite 300
Toronto, Ontario M5H 1J8 Canada
Phone: 416-943-6130
Fax: 416-943-6134
Email: ECM@gmpsecurities.com

In Canada from:

GMP Securities L.P.
Attn: New Issues Department
145 King Street West, Suite 300
Toronto, Ontario M5H 1J8 Canada
Phone: 416-943-6130
Fax: 416-943-6134
Email: ECM@gmpsecurities.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective April 23, 2009. A preliminary prospectus supplement relating to the offering has been filed with the SEC. A shelf prospectus has been filed with the securities regulatory authorities in certain provinces in Canada and a preliminary prospectus supplement was filed with such regulatory authorities.

Cautionary “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2009 and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information contact:

Simon Quick	Mailing Address
Projects, Mexico	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON
Toll Free: (866) 441-0690	M5A 2N4
Fax: (647) 258-0408	E-mail: info@usgold.com